The Fund has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Fund has filed with the SEC, when available, for more complete information about the Fund and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting franklintempleton.com.

EZPZ Social Media - Hearsay

Monday December 1

#EZPZ: the future of crypto, simplified and streamlined. Offering diversified exposure to a newly expanded lineup of Digital Asset tokens including:

#BTC, #ADA, #LINK, #DOGE, #ETH, #SOL, #XLM and #XRP

Learn more about Franklin Crypto Index ETF at https://bit.ly/40K0Xkh
and view prospectus at https://bit.ly/3ETQ0FF .

[**EZPZ graphic – tags:** @Cardano, @Cardano_CF, @Chainlink, @Dogecoin, @ethereum, @ethereumfndn, @Solana, @SolanaFndn, @StellarOrg, @Ripple]